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                                                                    EXHIBIT 99.2



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Hall, Kinion & Associates, Inc. (the "Company") on Form 10-K for the period ending December 29, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Martin A. Kropelnicki, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                   /s/ Martin A. Kropelnicki
                                                 -------------------------------
                                                       Martin A. Kropelnicki
                                                      Chief Financial Officer

Date:  March 31, 2003

     A signed original of this written statement required by Section 906 has been provided to Hall, Kinion & Associates, Inc. and will be retained by Hall, Kinion & Associates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.